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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 1(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported):  OCTOBER 13, 1997



                   GRAND PRIX ASSOCIATION OF LONG BEACH, INC.
            (Exact name of registrant as specified in it's charter)


                                   CALIFORNIA
         (State or other jurisdiction of incorporation or organization)


         1-11837                                       95-2945353
(Commission File Number)                 (I.R.S. Employer Identification Number)


                              3000 PACIFIC AVENUE
                             LONG BEACH, CA  90806
                    (Address of principal executive offices)



(Registrant's telephone number, including area code)              (562) 981-2600



                         This report contains 2 pages.
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ITEM 5 - OTHER EVENTS

On October 13, 1997, the Board of Directors elected Gregory W. Penske and H. Lee Combs as Directors to fill the two existing vacancies on the Board which were created when the majority of the shareholders entitled to vote consented in writing to amend the Bylaws of the corporation to provide that the authorized number of directors shall be not less than five (5) nor more than eleven (11) until changed by a bylaw duly adopted, and fixing number of directors at eleven
(11) until changed.  Each was elected to serve until the next annual meeting.

Gregory W. Penske, age 35, has been President of Penske Motorsports, Inc. since July 1997 and a Director since its formation. Mr. Penske has been President of California Speedway since January 1997. Since 1993, Mr. Penske has been President of Penske Automotive Group, Inc., which owns and operates nine automobile dealerships in Southern California. From 1987 to July 1992, Mr. Penske served as Vice President of D. Longo, Inc., and from 1992 to the present served as President of that company. D. Longo, Inc. is a Toyota dealership in El Monte , California and is a subsidiary of Penske Automotive Group, Inc.

H. Lee Combs, age 44, has served as a Director of International Speedway Corp. since 1987. He served as that company's Vice President and Chief Financial Officer from 1987 until his appointment as Senior Vice President-Operations in January 1996. He has also served as a director of Penske Motorsports, Inc. since 1995.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 GRAND PRIX ASSOCIATION
                                 OF LONG BEACH, INC.



                                 By /s/ Christopher R. Pook
                                   --------------------------------
                                   Christopher R. Pook,
                                   Chief Executive Officer, President

Dated:  November 14, 1997